                                                                   EXHIBIT 99.p2

                    American Century Capital Portfolios, Inc.
                       American Century Mutual Funds, Inc.
               American Century Strategic Asset Allocations, Inc.
                   American Century Variable Portfolios, Inc.
                    American Century World Mutual Funds, Inc.
               American Century Asset Allocation Portfolios, Inc.
                       American Century Growth Funds, Inc.

                             INDEPENDENT DIRECTORS'
                                 CODE OF ETHICS

Effective February 21, 1998 as adopted by the Board of Directors of the registered investment companies listed above, and amended on March 4, 2000.

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                See the Appendix for a definition of "security".
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I.   PURPOSE OF CODE.

     The Independent Directors' Code of Ethics establishes rules that govern personal activities of the directors of the registered investment companies listed above (the "Companies") who are not "interested" directors
     ("Independent Directors"). American Century Investment Management, Inc. and
     American Century Global Investment Management, Inc., the Companies'
     investment managers, have adopted a separate Code of Ethics which governs its employees, officers and directors (the "American Century Code"). The
     American Century Code and this Code are together intended to satisfy the requirements of Rule 17j-1 under the Investment Company Act of 1940.

II.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

     A.   GENERAL RULE: NO PRECLEARANCE

          As you are aware, you are prohibited by federal law from investing based on material nonpublic information which you receive from any source. You are expected to abide by the highest ethical and legal standards in conducting your personal securities transactions. As an
          Independent Director, you are generally not required to comply with special procedures designed to monitor your personal trading activities.

     B.   EXCEPTION TO GENERAL RULE

          You may be considered an "Access Person" under the American Century
          Code for the purpose of trading in a specific security if, in the ordinary course of fulfilling your official duties as an Independent
          Director, you have or should have acquired direct knowledge about a
          Company's dealings in the same security. If you have such direct knowledge, you will only be considered an Access Person with respect to that security if BOTH of the following conditions are satisfied:

          (1)  The security is held by one or more Fund Clients and is currently being considered for sale, OR the security is being considered for purchase by one or more Fund Clients; AND

American Century Capital Portfolios, Inc., et al.
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          (2)  You execute your transaction during the 15 day period immediately preceding or after the date on which, based on your direct knowledge, a Fund Client is expected to sell or purchase the security.

          You will therefore be subject to all of the requirements applicable to
          Access Persons under the American Century Code.

III. CAN THERE BE ANY EXCEPTIONS TO THE RESTRICTIONS?

     Yes. The other Independent Directors may grant limited exemptions to specific provisions of this Code on a case-by-case basis.

     A.   HOW TO REQUEST AN EXEMPTION

          Present your fact situation to the counsel to the Independent
          Directors detailing your situation. The counsel to the Independent
          Directors will present your proposal to the Independent Directors at a regular or special meeting, as he or she deems appropriate.

     B.   FACTORS CONSIDERED

          In considering your request, the other Independent Directors will grant your exemption request only if they are unanimously satisfied that:

          »  your request addresses an undue personal hardship imposed on you by this Code of Ethics;

          »  your situation is not contemplated by this Code of Ethics; and

          »  your exemption, if granted, would be consistent with the achievement of the objectives of this Code of Ethics.

     C.   EXEMPTION REPORTING

          All exemptions granted must be recorded in the minutes of the next meeting of the Boards of Directors of the Companies.

IV.  CONFIDENTIAL INFORMATION.

     All information about the Companies' securities transactions, actual or contemplated, is confidential. You must not disclose, except as required by the duties of your employment, securities transactions of the Companies, actual or contemplated, or the contents of any written or oral communication, study, report or opinion concerning any security. This does not apply to information which has already been publicly disclosed.

V.   CONFLICTS OF INTEREST.

     As an Independent Director, you have a fiduciary duty to avoid acting on any matters presenting a conflict of interest that could arise from service as a director, officer, employee of, or as a consultant to, or any affiliation with, another business entity and to avoid acting in the presence of such a conflict, until the matter is disclosed to the other independent directors, who will determine whether or not the conflict could reflect adversely on the director's independence or would compromise the interests of Fund shareholders. Affiliations with banks, broker-dealers, investment companies and investment advisers are examples of the kinds of activities which could adversely affect your independence as a director of the Companies.

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     If you are unsure whether the service could present a conflict of interest, you should consult with counsel to the Independent Directors and seek approval from the other Independent Directors, if counsel deems such action appropriate.

VI.  ANNUAL QUESTIONNAIRE

     On an annual basis, you will be asked to complete a questionnaire detailing your business affiliations, which will be furnished to counsel to the
     Independent Directors. If your business affiliations materially change during the course of the year, you should notify counsel to the Independent
     Directors of the change.

VI.  WHAT HAPPENS IF YOU VIOLATE THE RULES IN THE CODE OF ETHICS?

     You may be subject to serious penalties.

     A.   THE PENALTIES WHICH MAY BE IMPOSED INCLUDE:

          »  formal warning;

          »  restriction of trading privileges;

          »  disgorgement of trading profits;

          »  fine; AND/OR

          »  formal resignation request.

     B.   Penalty Factors

          The factors which may be considered by the other Independent Directors when determining the appropriate penalty include, but are not limited to:

          »  the harm to the Companies' interests;

          »  the extent of unjust enrichment;

          »  the frequency of occurrence;

          »  the degree to which there is personal benefit from unique knowledge obtained through your position as Independent Director;

          »  the degree of perception of a conflict of interest;

          »  evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; AND/OR

          »  the level of accurate, honest and timely cooperation from the person subject to the Code.

          If you have any questions about the Code, do not hesitate to seek guidance from counsel or the other Independent Directors.

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APPENDIX:  DEFINITION OF SECURITY

A "security" includes a great number of different investment vehicles. However, for purposes of this Code of Ethics, "security" includes any of the following:

          »  note,

          »  stock,

          »  treasury stock,

          »  bond,

          »  debenture,

          »  evidence of indebtedness,

          »  certificate of interest or participation in any profit-sharing agreement,

          »  collateral-trust certificate,

          »  preorganization certificate or subscription,

          »  transferable share,

          »  investment contract,

          »  voting-trust certificate,

          »  certificate of deposit for a security,

          »  fractional undivided interest in oil, gas or other mineral rights,

          »  any put, call, straddle, option, or privilege on any security
             (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or

          »  any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or

          »  in general, any interest or instrument commonly known as a
             "security," or

          »  any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the
             foregoing.